Exhibit 3.1

                                   CERTIFICATE
                                       OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         LOCKHART CARIBBEAN CORPORATION


     We, the undersigned, hereby certify as follows:

     1. The name of the Corporation is LOCKHART CARIBBEAN CORPORATION.

     2. Lockhart Caribbean Corporation (the "Corporation") was originally incorporated under the name The Lockhart Companies Incorporated, and the original Certificate of Incorporation of the Corporation was filed with the Office of the Lieutenant Governor of the U.S. Virgin Islands, Division of
Corporations   and  Trademarks  on  December  18,  1992  and  a  Certificate  of
Incorporation was issued by the Lieutenant Governor on February 9, 1993 authorizing said corporation to conduct business in the Virgin Islands.

     3. This Certificate of Amended and Restated Articles of Incorporation (the "Certificate") upon recommendation of the Corporation's Board of Directors was duly adopted in accordance with the provisions of Section 222 of the General Corporation Law of the Virgin Islands by the unanimous vote of the Corporation's stockholders, at a meeting duly held after written notice being provided to all stockholders in accordance with Section 222(d) of such law. This Certificate restates, integrates, amends and supersedes the provisions of the Articles of Incorporation of this Corporation as heretofore amended, restated and supplemented.

     4. The Capital of the Corporation will not be reduced under or by reason of the Amended and Restated Articles of Incorporation.

     5. The text of the Articles of Incorporation as heretofore amended, restated and supplemented is hereby restated and further amended to read in its entirety as follows:



                                   ARTICLE ONE
                                      NAME

     The name of the corporation is LOCKHART CARIBBEAN CORPORATION. The corporation is referred to herein as the "Corporation".



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                                      - 2 -

                                   ARTICLE TWO
                       PRINCIPAL OFFICE AND RESIDENT AGENT

     The principal office of the Corporation in the Virgin Islands is located at Parcel No. 44 Estate Thomas, St. Thomas, U.S. Virgin Islands, and the name of the resident agent of the Corporation is GEORGE H. T. DUDLEY, whose address is Dudley, Topper and Feuerzeig, Law House, 1A Frederiksberg Gade, Emancipation Garden Station, P.O. Box 756, St. Thomas, U.S. Virgin Islands 00804-0756.


                                  ARTICLE THREE
                                     PURPOSE

     Without limiting in any manner the scope and generality of the allowable functions of the Corporation, it is hereby provided that the Corporation shall have the following purposes, objects and powers:

     3.1 To purchase, subscribe for, or otherwise acquire and own, hold, use, sell, assign, transfer, mortgage, pledge, exchange, or otherwise dispose of real and personal property of every kind including interests in general or limited partnerships, interests in limited liability companies and limited liability partnerships, shares of stock, bonds, debentures, notes, evidences of indebtedness, and other securities, contracts, or obligations of any corporation or corporations, association or associations, partnership or partnerships, limited liability company or companies, limited liability partnerships, domestic or foreign, and to pay in whole or in part in cash or by exchanging stocks, bonds, or other evidences of indebtedness or securities of this or any other corporation, and while the owner or holder of any real or personal property, stocks, bonds, debentures, notes, evidences of indebtedness or other securities, contracts, or obligations, to receive, collect, and dispose of the interest, dividends and income arising from the property and to possess and exercise in respect of the same, all the rights, powers and privileges of ownership, including all voting powers on any stocks, limited liability company or partnership interests so owned.

     3.2 To engage in any commercial, financial, industrial, agricultural, marketing, transportation, or service activity calculated or designed to be profitable to the Corporation.

     3.3 To design, develop, manufacture, construct, assemble, install, repair, maintain, prepare and compound and to buy, sell, import, export, and otherwise deal in commercial, industrial, agricultural, or other instruments, appliances, tools, machinery, equipment, parts, supplies, accessories, devices, preparations, compounds, and articles and goods, wares and merchandise of every kind; to maintain and operate laboratories and testing facilities of every kind and to carry on the business of analysts, testers, examiners, advisors and technical consultants with respect to materials, equipment and processes of every kind and to carry on research and experiments with respect thereto.

     3.4 To acquire, hold, maintain, and operate such plants, workshops, offices, stores, buildings, equipment, vehicles and vessels as may be desirable for the proper conduct of the business herein referred to, and to do and perform every other act that may be legally performed by a corporation engaged in such business.

     3.5 To apply for, acquire, register, use, hold, sell, assign, or otherwise dispose of (either absolutely or by way of lease, mortgage, pledge, or license), to grant licenses with respect to and otherwise turn to account any letters patent of the United States or of any foreign country, or pending applications therefor, and any inventions, improvements, devices, trade secrets, formulae, processes, trademarks, trade names, brands, labels, copyrights and privileges and any right, title or interest therein.

     3.6 To purchase or otherwise acquire, hold, own, mortgage, pledge, sell, enjoy or otherwise turn to account, assign and transfer and to invest, trade and deal in goods, wares and merchandise, and real and personal property of every kind.

     3.7 To acquire all or any part of the good will, rights, property and business of any person, firm, association, partnership, limited liability company, limited liability partnership or corporation and to pay for the same in cash or in stocks or bonds of this Corporation or otherwise and to hold or in any manner dispose of the whole or any part of the property so purchased, and to assume in connection therewith any liabilities of any such person, firm, association, partnership, limited liability company, limited liability partnership or corporation, and to conduct in any lawful manner, in any place the whole or any part of the business thus acquired.

     3.8 To borrow or raise money to any amount permitted by law by the sale or issue of stock, bonds, notes, debentures or other obligations of any kind, at such rates of interest and on such terms as the Corporation may determine, and to make contracts of guaranty and suretyship on behalf of or to the benefit of any person, firm, association, partnership, limited liability company, limited liability partnership or corporation, which the Corporation's Board of Directors deems to be necessary or convenient to the conduct, promotion or attainment of the business of the Corporation or otherwise in the Corporation's interest and to secure any of its obligations by mortgage, pledge, lien or other encumbrance of all or any of its property, franchises and income.

     3.9 To enter into and carry out any contracts for or in relation to any of the foregoing with any person, firm, association, partnership, limited liability company, limited liability partnership, corporation, or government or governmental agency.


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                                      - 4 -

     3.10 To conduct its business in the Virgin Islands and elsewhere in the United States and foreign countries and to have offices within or outside the Virgin Islands and to hold, purchase, mortgage and convey real and personal property within or outside the Virgin Islands.

     3.11 To indemnify as may be provided in the Bylaws any and all of the Corporation's directors, officers, agents or employees or former directors, officers, agents or employees or any person who may have served at its request as a director, officer, agent or employee of another corporation of which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors, officers, agents or employees of the Corporation, or of such other corporation, except in relation to matters described in Title 13 Virgin Islands Code ss. 2(b)(4)(A) or (B) (as the same hereafter may be amended) or as to which any such director, officer, agent or employee or former director, officer, agent or employee or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

     3.12 To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the exercise of any of the powers herein set forth, either alone or in connection with other firms, individuals, associations, limited liability companies, limited liability partnerships or corporations in the Virgin Islands and elsewhere in the United States and foreign countries, and to do any other acts or things incidental or appurtenant to or growing out of or connected with the said business, purposes, objects and powers of any part thereof not inconsistent with the laws of the Virgin Islands, and to exercise any and all powers now or hereafter conferred by law on business corporations whether expressly enumerated herein or not.

     The purposes, objects and powers specified in this Article shall not be limited or restricted by reference to the terms of any other subdivision or of any other Article of these Amended and Restated Articles of Incorporation.


                                  ARTICLE FOUR
                                CAPITAL STRUCTURE

     The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is 50,000,000 shares, classified into three classes of capital stock, as follows:


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                                      - 5 -

         40,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock");

         9,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"); and

         1,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

     The Class A Common Stock and the Class B Common Stock collectively are sometimes referred to as the "Common Stock".

     The minimum amount of Capital with which the Corporation will commence will be $500,000.00.


                                  ARTICLE FIVE
                                  COMMON STOCK

     5.1 Identical Rights. Except as otherwise set forth in this Article Five or as otherwise required by law, the rights and privileges of each class of the Common Stock shall be identical in all respects, including without limitation the right to participate ratably in dividends and liquidation distributions and the right of the members of a class of Common Stock to participate ratably in offers by the Corporation to repurchase shares of Common Stock that are directed to all of the holders of any other class of the Common Stock.

     5.2 Voting Rights.

          (a) Class A Common Stock. Except as otherwise required by law, each outstanding share of Class A Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class A Common Stock shall be entitled to one (1) vote for each share of such stock held by such holder.

          (b) Class B Common Stock. Except as otherwise required by law, each outstanding share of Class B Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class B Common Stock shall be entitled to ten (10) votes for each share of such stock held by such holder; provided, however, that if the aggregate number of shares of Class B Common Stock issued and outstanding no longer represent at least seventy-five percent (75%) of the combined voting power of the total issued and outstanding shares of both classes of Common Stock, then each holder of Class B Common Stock shall be entitled to one (1) vote for each share of such stock held by such holder.

          (c) All Classes To Vote As A Single Class. Except as otherwise required by law, the holders of the Common Stock entitled to vote on any matter shall vote together as a single class on all such matters. The stockholders of the Corporation shall not be entitled to cumulate their votes in any election of the directors of the Corporation or with respect to any other matter.

     5.3 Dividends. The Board of Directors of the Corporation may cause dividends to be paid to holders of Common Stock out of funds legally available for the payment of dividends. Any dividend or distribution on the Common Stock shall be payable on shares of Class A Common Stock and Class B Common Stock share and share alike; provided that in the case of dividends payable in shares of Common Stock of the Corporation, or options, warrants or rights to acquire shares of such Common Stock or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for Class A Common Stock.

     5.4 Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the remaining assets and fund of the Corporation, if any, shall be divided among and paid ratably to the holders of Class A Common Stock and the holders of Class B Common Stock share and share alike. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this
Section 5.4.

     5.5 Preemptive Rights. No stockholder of the Corporation shall by reason of holding any equity or voting share of any class of Common Stock, have any preemptive or preferential right to purchase or subscribe to any shares of any class of Common Stock, now or hereafter to be authorized, or any shares or other securities convertible into or carrying rights or options to purchase any shares of any class of Common Stock, now or hereafter to be authorized, whether or not the issuance of any such shares or other securities would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors of the Corporation in its discretion from time to time may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of Common Stock or other securities convertible into or carrying rights or options to purchase any shares of any class of the Corporation, without offering any such


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                                      - 7 -

shares or securities, either in whole or in part, to the existing stockholders of any class of Common Stock.

     5.6 Conversion Rights.

          (a) Class B Voluntary Conversion. Each and every share of Class B Common Stock is convertible into Class A Common Stock at any time at the option of the holder thereof. Such conversion shall be on a share-for-share basis, one share of Class A Common Stock for each share of Class B Common Stock so converted.

          (b) Class B Automatic Conversion. Each share of Class B Common Stock shall convert automatically into one fully paid and non-assessable share of Class A Common Stock upon its sale, assignment, gift or any other transfer to a party or entity other than a Permitted Transferee. For purposes of this Section 5.6(b), a "Permitted Transferee" of a holder of Class B Common Stock (a "Class B Stockholder") shall be (i) any lineal descendant of Herbert E. Lockhart and Karen Ingeborg Lockhart (including any adopted child); (ii) any individual heretofore or hereafter designated as a Permitted Transferee by a vote of the Board of Directors upon the recommendation of the Executive Committee of the Board of Directors; (iii) any lineal descendant (including any adopted chid) of a previously admitted Class B Stockholder (for convenience the individuals described in (i), (ii) and (iii) hereafter are individually referred to as a "Founding Family Member" and collectively the "Founding Family Members"); (iv) any trust established and maintained principally for the benefit of one or more Founding Family Members and where one or more Founding Family Members has a general or special testamentary power of appointment or general or special non-testamentary power of appointment limited to any Permitted Transferee or Permitted Transferees thereof; (v) any corporation, partnership, limited liability company, limited liability partnership, private foundation or other entity where (A) the majority of the board of directors or other managing body are comprised of Founding Family Members or (B) all the beneficial ownership, or ownership of equity securities of such entity representing voting control over such entity, is held by Founding Family Members and/or any Permitted Transferee or Permitted Transferees thereof; provided, however, that if (x) the majority of the board of directors or other managing body of such entity are not comprised of Founding Family Members and (y) the Class B stockholder who made such transfer, and Permitted Transferees thereof, cease, for whatever reason, to hold all of the beneficial ownership, or ownership of equity securities representing voting control, of such corporation, partnership, limited liability company, limited liability partnership, private foundation or other entity, then any and all shares of Class B Common Stock owned by such corporation, partnership, limited liability company, limited liability partnership, private foundation or other entity shall be converted automatically, without further action by or on behalf of any person, into shares of Class A Common Stock as provided by Section 5.6(b) above and such corporation, partnership, limited


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                                      - 8 -

liability company, limited liability partnership, private foundation or other equity shall no longer be a Class B Stockholder.

     Notwithstanding anything to the contrary set forth herein, any Class B Stockholder may pledge his shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares may not be transferred to or registered in the name of the pledgee unless such pledgee is a Permitted Transferee. In the event of foreclosure or other similar action by the pledgee (other than a pledgee who is a Permitted Transferee), such pledged shares of Class B Common Stock shall be converted automatically, without further action by or on behalf of any person, into shares of Class A Common Stock as provided in this Section 5.6(b) upon such foreclosure; provided, however, that if within ten
(10) business days after such foreclosure or similar event such converted shares are returned to the pledgor or transferred to a Permitted Transferee of the pledgor, such shares shall be converted automatically, without any act or deed on the part of the Corporation or any other person, into the same number of shares of Class B Common Stock.

     Notwithstanding anything to the contrary set forth herein, the foregoing automatic conversion provisions of this Section 5.6(b) shall not be applicable to any transfer of shares of Class B Common Stock by operation of law upon incompetence, death, dissolution or bankruptcy of any Class B Stockholder to an executor, guardian or trustee, respectively, of such Class B Stockholder provided that the beneficial ownership of such shares continues to be held by one or more Founding Family Members or Permitted Transferees thereof.

          (c) Class B Conversion Procedure.

               (1) Each conversion of shares pursuant to this Section 5.6 shall be effected by the surrender of the certificate or certificates representing the shares to be converted (hereinafter called the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Common Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares of Class B Common Stock represented by such certificate or certificates into an equal number of shares of Class A Common Stock (hereinafter called the "Converted Shares"), as appropriate in accordance with this Section 5.6. Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the


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                                      - 9 -

converting holder a certificate (which may contain such legends as appropriate) representing any shares of Class B Common Stock which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted.

               (2) In the event of the automatic conversion of shares of Class B Common Stock into shares of Class A Common Stock, the holder of such shares shall surrender the certificate or certificates representing the Converting Shares in accordance with, and the parties to the transfer and the Corporation shall otherwise comply with, the procedures set forth in Section 5.6(c)(1) hereof; provided, however, that, notwithstanding that any certificates for Converting Shares shall not have been surrendered for cancellation, all such Converting Shares shall no longer be deemed outstanding on and after the effective date of conversion as set forth in Section 5.6(a) or 5.6(b), as the case may be, and all rights with respect to such Converting Shares shall forthwith on the effective date of such transfer cease and terminate, except only the right of the holder or holders thereof to receive the same number of shares of Converted Shares on the conversion thereof.

               (3) Upon the issuance of shares in accordance with this Section 5.6(c), such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

          (d) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock for the purpose of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. The Corporation covenants that all the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation shall take all such action as may be necessary to assure that all such shares of Class A Common Stock or Class B Common Stock may be so issued without violation of any applicable law or regulation. The Corporation will not take any action that results in any adjustment of the conversion ratio if the total number of shares of Class A Common Stock issued and issuable after such action upon conversion of the shares of Class B Common Stock would exceed the total number of shares of Class A Common Stock then authorized by the Corporation's Articles of Incorporation, as the same may have been amended or restated.

          (e) No Dividends. If a share of Class B Common Stock shall be converted subsequent to the record date for the payment of a dividend or other distribution on Class B Common Stock, but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on the date set for payment of such dividend or other distribution notwithstanding the conversion thereof hereunder or the Corporation's default in payment of the dividend on such due date.

     5.7 Change in Class. No shares of Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless concurrently the share of the other class of Common Stock are subdivided, consolidated, reclassified or otherwise changed in the same proportion and the same manner.

     5.8 Mergers and Consolidations. In the event of a merger, consolidation or other business combination of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), or in the event of the dissolution of the Corporation, provision shall be made so that the holders of each class of Common Stock will be entitled to receive the same amount and form of consideration per share as the per share consideration, if any, received by holders of the other classes of Common Stock in such merger, consolidation, combination or dissolution; provided, however, that in connection with any such merger, consolidation or business combination in which shares of capital stock are distributed, such shares may differ as to voting rights to the extent and only to the extent that the voting rights of the Class A Common Stock and Class B Common Stock differ as provided herein; and provided further, however, that if such shares differ as to voting rights, the shares having superior voting rights shall be subject to conversion provisions that are no more or less favorable to the holders of such shares than those provided in ARTICLE FIVE hereof with respect to the Class B Common Stock.


                                   ARTICLE SIX
                                 PREFERRED STOCK

     Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the Corporation, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

          (a) The distinctive designation of, and the number of shares of Preferred Stock, which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

          (b) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes, of stock of the Corporation and whether such dividends shall be cumulative or non-cumulative;

          (c) The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes, or of any series of the same or any other class or classes, of stock of the Corporation and the terms and conditions of such conversion or exchange;

          (d) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

          (e) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation;

          (f) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

          (g) The voting powers, if any, of the holders of such series of Preferred Stock, which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation.


                                  ARTICLE SEVEN
                               PERPETUAL EXISTENCE

     The Corporation shall have perpetual existence.



                                  ARTICLE EIGHT
                               BOARD OF DIRECTORS

     For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

     8.1 The number of directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws, but in no case shall the number be less than three (3). The directors need not be stockholders.

     8.2 In furtherance and not in limitation of the powers conferred by the laws of the Virgin Islands, and subject at all times to the provisions thereof, the Board of Directors is expressly authorized and empowered:

          (a) To make and adopt the Bylaws of the Corporation, subject to the powers of the stockholders to alter, repeal or modify the Bylaws adopted by the Board of Directors.

          (b) To authorize and issue obligations of the Corporation, secured and unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging of, and to authorize and cause to be executed mortgages and liens upon any property of the Corporation, real or personal, including after acquired property.

          (c) To determine whether any and, if any, what part of the net profits of the Corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition thereof.

          (d) To set apart a reserve or reserves, and to abolish such reserve or reserves, or to make such other provisions, if any, as the Board of Directors may deem necessary or advisable for working capital, for additions, improvements and betterments to plant and equipment, for expansion of the business of the Corporation (including the acquisition of real and personal property for this purpose) and for any other purpose of the Corporation.

          (e) To establish bonus, profit sharing, pension, thrift and other types of incentive, compensation or retirement plans for the officers and employees (including officers and employees who are also directors) of the Corporation, and to fix the amount of profits to be distributed or shared or contributed and the amounts of the Corporation's funds or otherwise to be devoted thereto, and to determine the persons to participate in any such plans and the amounts of their respective participations.

          (f) To issue or grant options for the purchase of shares of stock of the Corporation to officers and employees (including officers and employees who are also directors) of the Corporation and on such terms and conditions as the Board of Directors may time to time determine.

          (g) To enter into contracts for the management of the business of the Corporation for terms not exceeding five (5) years.

          (h) To exercise all the powers of the Corporation, except such as are conferred by law, or by these Articles of Incorporation or by the Bylaws of the Corporation upon the stockholders.

          (i) To issue such classes of stock and series within any class of stock with such value and voting powers with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as is stated in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and duly filed with the Office of the Lt. Governor of the Virgin Islands in Accordance with 13 V.I.C. ss.91 and 13 V.I.C. ss.97; as the same may be amended from time to time.

                                  ARTICLE NINE
                        SPECIAL MEETINGS OF STOCKHOLDERS

     Except as otherwise required by law, special meetings of stockholders may be called only by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors or by the Executive Committee of the Board.

Except as otherwise required by law, stockholders of the Corporation, in their capacity as such, shall not be entitled to request or call a special meeting of the stockholders.


                                   ARTICLE TEN
                              MEETINGS; BOOKKEEPING

     The stockholders and directors shall have the power to hold their meetings and keep the books, documents, and papers of the corporation within or outside the Virgin Islands and at such place or places as may be from time to time designated by the Bylaws of by the resolution of the stockholders or directors, except as otherwise required by the laws of the Virgin Islands.

                                 ARTICLE ELEVEN
                                   AMENDMENTS

     The Corporation reserves the right to amend, alter or repeal any of the provisions of these Articles of Incorporation and to add or insert other provisions authorized by the laws of the Virgin Islands at the time in force in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the Board of Directors and the stockholders by these Articles of Incorporation are granted subject to the provisions of this Article.

                                 ARTICLE TWELVE
                              CONSTRUCTION OF TERMS

     The objects, purposes and powers specified in any clause or paragraph of these Articles shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles. The objects, purposes and powers in each of the clauses and paragraphs of these Articles shall be regarded as independent objects, purposes and powers. The objects, purposes and powers specified in these Articles are in furtherance and not in limitation of the objects, purposes and powers conferred by statute.

     IN WITNESS WHEREOF, Lockhart Caribbean Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amended and Restated Articles of Incorporation to be executed by the undersigned officers of said Corporation this 22 day of August 1997.


                                                  LOCKHART CARIBBEAN CORPORATION



                                                  By: /s/John P. deJongh
                                                      --------------------------
                                                      John P. deJongh, President


                                                                          [SEAL]


                                                   Attest: /s/Cornel A. Williams
                                                   -----------------------------
                                                   Cornel A. Williams, Secretary

TERRITORY OF THE VIRGIN ISLANDS               )
                                              )       SS.:
JUDICIAL DIVISION OF ST. THOMAS AND ST. JOHN  )

     The foregoing instrument was acknowledged before me this 22nd day of August 1997 by John P. deJongh, Jr., President of Lockhart Caribbean Corporation, a U.S. Virgin Islands corporation, on behalf of the corporation.

                                                         [illegible] J. Richards
                                                         -----------------------
                                                               Notary Public